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                                                                    EXHIBIT 21.1

                BIG FLOWER PRESS HOLDINGS, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

      The subsidiaries of Big Flower Press Holdings, Inc. and their respective jurisdictions of organization are as follows:

Subsidiary                                                       Jurisdiction of
                                                                  Organization

Treasure Chest Advertising Company, Inc.............................  Delaware
     PrintCo., Inc..................................................  Michigan
     Treasure Chest Advertising Company of New York, Inc.
     (formerly KTB Associates, Inc.)................................  New York
     Treasure Chest Advertising Holding Company of Texas, Inc.
     (formerly Retail Graphics Holding Company).....................  Delaware
     BFP Receivables Corporation....................................  Delaware

Webcraft Technologies, Inc..........................................  Delaware
     Scanforms, Inc.................................................  Delaware

Laser Tech Color, Inc...............................................  Delaware
     Pacific Color Connection, Inc..................................  California
     DCS, Incorporated..............................................  Delaware
     Digital Dimensions, Inc........................................  Missouri